SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
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/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    INTERDIGITAL COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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   pursuant to Exchange Act Rule 0-11:*

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
                    INTERDIGITAL COMMUNICATIONS CORPORATION
                                781 THIRD AVENUE
                    KING OF PRUSSIA, PENNSYLVANIA 19406-1409

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 20, 1997
                            ------------------------

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of InterDigital Communications Corporation (the "Company") will be held at the Sheraton Valley Forge Hotel, King of Prussia, Pennsylvania, on June 20, 1997, at 1:00 p.m. local time, for the following purposes:

          1. To elect two directors of the Company;

          2. To ratify the appointment of Arthur Andersen LLP as independent accountants to examine the financial statements of the Company for the year ending December 31, 1997;

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of Common Stock at the close of business on May 19, 1997 are entitled to notice of and to vote at the meeting.

     The Sheraton Valley Forge Hotel is offering a reduced room rate to the Company's shareholders who wish to stay overnight and who make their reservations by June 5, 1997. For reservations call 888-267-1500 and mention that you will be attending the InterDigital Shareholders Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

                                          By Order of the Board of Directors

                                          /s/ Howard E. Goldberg
                                          ---------------------------------
                                          Howard E. Goldberg, Secretary

May 20, 1997

                    INTERDIGITAL COMMUNICATIONS CORPORATION

                            ------------------------

                                PROXY STATEMENT

     The following information is furnished in connection with the solicitation of proxies by the Board of Directors of InterDigital Communications Corporation, a Pennsylvania corporation (the "Company"), for the Annual Meeting of Shareholders (the "Meeting") to be held on June 20, 1997, and at any adjournments or postponements thereof. The approximate date on which this Proxy Statement and the accompanying proxy will be first sent or given to shareholders is May 21, 1997. The principal executive offices of the Company are located at 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409.

     The record date for determining shareholders entitled to vote at the Meeting has been fixed at the close of business on May 19, 1997 ("Record Date"). As of such date, there were 48,161,951 shares of the Company's Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote, and votes may not be cumulated in the election of directors. Holders of the Company's $2.50 Cumulative Convertible Preferred Stock ("$2.50 Preferred Stock") are not entitled to vote at the Meeting. Under Pennsylvania law and the By-Laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Meeting. The presence, in person or by proxy, of holders of the Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock are entitled to cast will constitute a quorum for purposes of the Meeting. Directors are elected by a plurality vote and approval of all matters presented at the Meeting requires the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, at the Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum, but will not be voted and will have no effect on matters to be voted at the Meeting. Broker non-votes will not be counted as votes cast on a proposal and will have no effect on matters to be voted upon.

     A form of proxy is enclosed for use at the Meeting. Proxies will be voted in accordance with shareholders' instructions. If no instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to the solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees named below as directors and FOR the ratification of the appointment of Arthur Andersen LLP as independent accountants to examine the financial statements of the Company for the year ending December 31, 1997, and by the proxies in their discretion on any other matters to come before the Meeting. Any proxy given may, however, be revoked by the shareholder executing it at any time before it is voted by a later dated proxy, written revocation sent to the Secretary of the Company or attendance at the Meeting and voting in person.

     The cost of solicitation of proxies by the Board of Directors of the Company (the "Board") will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. In addition, the Company has retained W.F. Doring & Co. to aid in the solicitation of proxies for which a fee of approximately $7,000, plus expenses, will be paid. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Company's Common Stock.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Board presently consists of four members, divided into three classes having a term of three years and until their successors are elected and qualified. The Company is currently evaluating potential director candidates to fill the seat left vacant by the recent passing of Harley L. Sims. At the Meeting, two directors will be elected to serve for a term of three years and until their successors are elected and qualified. The Board has nominated two current directors for election at the Meeting for a term expiring at the year 2000 Annual Meeting of Shareholders. Unless authority to vote for the nominees is withheld in the proxy, the persons named in the accompanying proxy intend to vote the shares represented by the proxy FOR the election as director of the nominees named below. Although the Board does not contemplate that either of the named nominees will be unavailable for election, in the event a vacancy occurs, it is presently intended that the proxy will be voted for the election of a nominee who shall be designated by the Board. Two directors will continue to serve as directors following the Meeting as set forth below, with one director having a term expiring at the 1998 Annual Meeting of Shareholders and one director having a term expiring at the 1999 Annual Meeting of Shareholders.

     The following biographical information is furnished as to the nominees for election as a director and each of the current directors:

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
             FOR A THREE YEAR TERM EXPIRING AT 2000 ANNUAL MEETING

     D. RIDGELY BOLGIANO, 65, has been a director of the Company since 1981. He has been a Vice President and Chief Scientist of the Company since April 1984, and Acting President of InterDigital Patents Corporation ("IPC"), the Company's wholly owned subsidiary since May 1996. He has been affiliated with the Company in various capacities since 1974.

     WILLIAM A. DOYLE, 48, became a director in May 1996, filling the vacancy left by the resignation of William Burns. He has served as President of the Company since November 1994. He was Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of the Company from February 1994 to November 1994 and served as Vice President, General Counsel and Secretary of the Company from March 1991 to February 1994.

             MEMBER OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                      TERM EXPIRING AT 1999 ANNUAL MEETING

     HARRY G. CAMPAGNA, 58, Chairman of the Board, has been a director of the Company since April 1994. Mr. Campagna has been the President and Chairman of the Board of Qualitex Co., a company co-owned by Mr. Campagna and his wife, for more than the past five years. Qualitex is a manufacturer of press pads and related items for the garment, apparel and textile industries.

             MEMBER OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                      TERM EXPIRING AT 1998 ANNUAL MEETING

     BARNEY J. CACIOPPO, 69, has been a director of the Company since May 1995. He has been the owner and President of Harbor Engineering & Service Co., an engineering and consulting firm, since February 1965. He was the owner and President of Argon Electric Co., a company which provides electrical construction services, for 25 years until his retirement in January 1993. He is a registered professional engineer in the State of Illinois.

                           COMMITTEES AND MEETINGS OF
                             THE BOARD OF DIRECTORS

     The Company's Board of Directors has an Audit Committee, a Compensation and Stock Option Committee, a Finance and Investment Committee and a Nomination and Search Committee. The current members of the Audit Committee are Mr. Cacioppo, Chairman and Mr. Campagna. During 1996, the Audit Committee held one meeting. The functions of the Audit Committee include the recommendation and selection of independent accountants, the review of audit results, the review of related party transactions and the evaluation of internal accounting procedures of the Company.

     The Company's Compensation and Stock Option Committee (the "Compensation Committee") currently consists of Mr. Campagna. The Board intends to appoint another director to the Compensation Committee in place of Mr. Sims, who served on the Committee throughout 1996. The Compensation Committee held four meetings in 1996. Its responsibilities include making recommendations to the full Board concerning compensation, bonus awards and similar matters and granting awards under stock option plans of the Company.

     The Company's Nomination and Search Committee consists of Mr. Campagna. The Board intends to appoint another director to the Nomination and Search Committee in place of Mr. Sims, who served on the Committee throughout 1996. The Nomination and Search Committee held two meetings in 1996. Its functions include reviewing and making recommendations to the full Board concerning nominees for directors. Although the Nomination and Search Committee will consider nominees recommended by shareholders, there are no formal procedures for such recommendations.

     The Board met ten times during 1996. During 1996, each of the above incumbent directors attended at least 75% of the meetings of the Board and the committees on which they serve.

                           COMPENSATION OF DIRECTORS

     Under the terms of the Company's 1995 Stock Option Plan for Employees and Outside Directors, each member of the Board who is not an officer or employee of the Company ("Outside Director") receives an annual grant of non-qualified stock options to purchase Common Stock at an exercise price equal to the fair market value of the Common Stock at the date of grant. The non-discretionary grant is made on July 1 of each year to Outside Directors who served continuously from July 1 of the preceding year, and prorated option grants are made for service for a partial year. The annual grant entitles each Outside Director to purchase 12,000 shares of the Company's Common Stock, and additional options were granted to Outside Directors to acquire 2,000 shares for each committee of the Board on which the director served as chairperson. In addition, each Outside Director who served as a member of any Board committee (on which he does not also serve as chairman) will receive a non-discretionary option grant to acquire 1,000 shares of Common Stock.

     Commencing in 1996, the Company ceased to pay Outside Directors annual director's monetary fees or other fees for attending Board meetings, however, the Company may reinstate such compensation if necessary to attract suitable candidates for Outside Director positions. The Company continues to reimburse Outside Directors for certain expenses incurred in attending Board and committee meetings.

     In connection with his service as Chairman of the Board, Mr. Campagna was awarded a non-qualified stock option in 1996 to purchase 100,000 shares of Common Stock (of which 50,000 are currently exercisable) at an exercise price equal to the fair market value on the date of grant.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the American Stock

Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders (collectively, "Reporting Persons") are additionally required to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of Reporting Persons that no other reports were required with respect to fiscal 1996, all
Section 16(a) filing requirements applicable to the Reporting Persons were complied with; except that each of Mr. Garrison, Mr. Lemmo and Mr. Harley Sims, a deceased former director of the Company, filed one report late relating to one transaction.

                         ------------------------------

     Under the rules of the Securities and Exchange Commission (the "Commission"), the Compensation Committee Report on Executive Compensation below and the Shareholder Return Performance Graph appearing on page 10 of this Proxy Statement are not to be deemed to be "soliciting material" or to be "filed" with the Commission, or to be subject to certain of the proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically requests that such information be treated as "soliciting material" or specifically incorporates it by reference into a filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report and the Shareholder Return Performance Graph shall not be incorporated by reference in such filings.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee is currently composed of one outside director, who is not an officer or employee of the Company or any of its subsidiaries, however, the Board intends to appoint at least one additional director to the Committee to replace its former member Mr. Sims, now deceased. The Committee makes recommendations to the full Board regarding the adoption, extension, amendment, and termination of the Company's compensation plans. In conjunction with the Company's President, it recommends to the Board the employment, promotion and remuneration of senior management, officers and directors, recommends compensation plans in which employees, officers and directors are eligible to participate, and grants benefits under such plans. The Committee has provided the following report on executive compensation reported for 1996 and the policies which it employed during such period:

     One of the most important duties of this Committee is to determine the compensation of the Company's executive officers and one of its important goals is to ensure that shareholder value is positioned as a primary driver and motivator of executives. Accordingly, the Committee has established a comprehensive approach toward ensuring the Company's executive compensation is shareholder focused, appropriate, competitive and in compliance with its independent oversight responsibilities.

     The Committee is guided by the following executive compensation objectives of the Company:

          o To attract highly qualified executive and management talent within the international wireless telecommunications products and services industry;

          o To retain top performers especially through rapid industry changes and to ensure future management continuity of the existing successful team;

          o To create a business environment of company-wide team focus and spirit while maintaining entrepreneurialism and innovation, ensuring superior customer service, and achieving maximum success for shareholders;

          o To provide for overall total compensation opportunities for InterDigital's executives which are consistent with performance achieved, and appropriate with shareholder returns achieved;

          o To maintain conservative fixed costs associated with cash compensation and to emphasize equity sharing for driving long-term performance and related compensation awards; and

          o To strive for achieving competitiveness, appropriateness, fairness and soundness in the overall executive compensation program's implementation and administration.

     Executive compensation, including that of the Chief Executive Officer ("CEO"), consists primarily of four components: base salary, annual (performance-based) compensation, equity incentives and executive benefits.

  Base Salary

     The Company's policy is to set base salaries for each executive officer position, including that of the CEO, in the upper middle range of scales for equivalent jobs with other similarly situated industrial employers. The Company has used compensation studies and the services of Ernst & Young to monitor the Company's competitive compensation status, and to recommend salary ranges and compensation changes to the Committee.

     Executive Officers other than the CEO are reviewed annually by their superiors, and the CEO is reviewed by the Committee. Salary adjustments for executive officers are determined by the quality of their individual performance, any changes in the nature of their responsibilities, and the relationship of their salary to their established salary range.

     Generally, adjustments to the base salary of the CEO have been governed by the same factors as other executive officers, but also specifically take into account the Company's current financial performance as measured by results of operations, balance sheet strength, and overall financial soundness. The Committee also considers the CEO's leadership in establishing meaningful and challenging standards for financial performance, motivating other members of management, and projecting an appropriate image of the Company to its employees, actual and potential customers, and members of the business and financial community.

     Based on the analysis performed for the Company by Ernst & Young, LLP and the Company's need to attract and retain highly qualified individuals, base salary increases were awarded to executive officers in 1996. These salary increases were also made in consideration for such officers executing employment agreements with the Company.

     In hiring Mr. Webb as the Company's CEO, it was determined that a salary generally equivalent to that of the Company's prior CEO would be required to attract an individual with the level of industry experience he has had.

  Annual Performance Based Compensation

     Annual incentive performance goals include a combination of (1) corporate goals including financial, non-financial and strategic initiatives, (2) operating business unit/departmental area goals, and (3) individual contribution goals. Most or all of an executive's annual performance based awards can be primarily based on overall corporate wide performance, if deemed appropriate.

     In particular, incentive compensation for sales and marketing management is based upon the attainment of certain specified goals and objectives. In determining the amount of any awards, the Committee reviews actual performance for the prior fiscal year and considers the effect of significant market factors which could not have been reasonably anticipated at the time the goals were established, and makes appropriate adjustment. The Committee adopted a Sales Incentive Plan in May 1996 which provides for bonus awards based on the foregoing factors.

     The Executive Bonus Plan under which annual incentive compensation for other executives, including the CEO, had been provided was terminated in 1996. The Committee may retain a compensation consultant to advise it on incentive compensation matters in addition to general compensation matters.

  Equity Incentives

     Stock options are utilized as future-oriented incentives. Their value is derived from increases in the Company's stock value. In the case of both incentive options and non-qualified options granted at 100% of fair market value, the options will have no value unless the Company's stock price increases following the grant date. Non-qualified stock options may be granted at any price which the Committee considers appropriate; all incentive stock options and substantially all non-qualified stock options, except those issued in lieu of other forms of expressly agreed compensation to conserve cash, have been granted at 100% of the fair market value at the date of grant. Stock options (other than non-qualified options which are performance-based or issued in lieu of other forms of compensation not otherwise immediately payable) generally vest over three years and expire ten years from the date of grant.

     In 1996, the Committee relied more heavily on the grant of incentive stock options as a major component of executive compensation, including in its efforts to put together an attractive compensation package to attract new individuals such as the Company's Chief Executive Officer.

  Executive Benefits

     The Company has not relied on executive benefits and retirement programs as a major component of its compensation packages for executives and CEO's. Ernst
& Young's compensation study found that executive benefits overall for the Company's top executives fall below competitive marketplace levels. The Committee may, in the future, review its assessment of the role executive benefits play in the overall compensation packages provided to Company executives.

     The Committee intends to reconsider its policies from time to time and revise its policies in accordance with the Company's then present performance, competitive position, market for the Company's products and the Company's available financial resources and any other considerations it deems appropriate.

                                    COMPENSATION AND STOCK OPTION COMMITTEE:

                                    Harry G. Campagna

May 12, 1997

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long-term compensation paid to or for (i) each person who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1996 and (ii) the Company's four other most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 in 1996 (collectively, the "Named Officers"), for services rendered to the Company and its subsidiaries during fiscal years 1994, 1995 and 1996:

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                     ---------------
                                                 ANNUAL COMPENSATION
                                   -----------------------------------------------       AWARDS
                                                                         OTHER       ---------------
                                                                         ANNUAL        SECURITIES
                                                                      COMPENSATION     UNDERLYING         ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR    SALARY($)     BONUS(1)        ($)(2)      OPTIONS/SARS(#)   COMPENSATION(3)
---------------------------------  ----    ---------     --------     ------------   ---------------   ----------------
Gregory E. Webb                    1996    $  53,977     $      0       $ 40,743(5)       250,000          $    390
  Chief Executive Officer
  (from October 1996)(4)
William J. Burns                   1996    $  83,333     $ 33,333       $ 30,289(6)             0          $169,397
  Chief Executive Officer          1995    $ 394,520(7)  $100,000       $      0                0          $ 16,790
  (from November 1994              1994    $  15,151     $      0       $      0          250,000          $      0
  to April 1996)
William A. Doyle                   1996    $ 186,667     $      0       $      0           40,000          $    800
  President                        1995    $ 170,000     $ 68,000       $      0                0          $ 19,894
                                   1994    $ 139,627     $      0       $      0           70,000          $  2,805
Howard E. Goldberg                 1996    $ 146,667     $      0       $160,000(8)        30,000          $    979
  Executive Vice President         1995    $ 125,000     $ 50,000       $ 34,437(9)        50,000          $  9,042
  General Counsel and              1994    $ 104,268     $      0       $ 23,854(10)       30,000          $  1,933
  Secretary
James W. Garrison                  1996    $ 116,652     $      0       $      0           30,000          $    255
  VP-Finance,                      1995    $ 110,000     $ 44,000       $      0                0          $  9,745
  Chief Financial Officer,         1994    $  84,267     $      0       $      0           57,000          $  1,228
  Treasurer
Mark Lemmo                         1996    $ 140,000     $      0       $ 75,000(11)       30,000          $    211
  Executive Vice President         1995    $ 125,942     $ 75,000       $      0            1,500          $ 20,456
  (since May 1996)                 1994    $ 113,923     $      0       $      0           32,500          $  1,777
D. Ridgely Bolgiano                1996    $ 111,667     $      0       $      0           30,000          $  2,294
  Vice President and               1995    $ 105,000     $292,000(12)   $      0                0          $  2,246
  Chief Scientist,                 1994    $ 105,000     $      0       $      0            1,500          $  2,246
  Acting President of
  InterDigital Patents
  Corporation

------------------
(1) Amounts listed as bonuses for fiscal 1995 were accrued but not paid until 1996 for each Named Officer. Amount listed as bonus for fiscal 1996 for Mr. Burns has been accrued but not paid.

(2) As permitted by rules established by the Commission, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

(3) Amounts listed under "All Other Compensation" for 1996 represent the dollar value of insurance premiums with respect to term life insurance (Webb $390; Burns $2,730; Doyle $800; Goldberg $979; Garrison $255; Lemmo $211; Bolgiano $2,293), and in the case of Mr Burns $166,667 in severance in connection with his resignation.

(4)  Mr. Webb's employment with the Company has been terminated.

(5) In connection with his move to join the Company in October 1996, the Company reimbursed Mr. Webb for certain relocation expenses in the amount of $40,743.

(6) Includes $28,711 in buyout of car lease pursuant to Mr. Burns' Separation Agreement with the Company.

(7)  Includes the amount of $144,520 which was accrued in 1994.

(8) Amount listed represents commissions related to a transaction completed in 1996.

(9) Amount listed includes $33,187 in commissions related to certain transactions completed in 1995.

(10) Amount listed represents commissions related to certain transactions completed in 1994.

(11) Amount listed represents commissions related to a transaction completed in 1996.

(12) A portion ($250,000) of Mr. Bolgiano's bonus was awarded in settlement of all claims for payment under the IPC Executive Bonus Plan and in consideration of any claims Mr. Bolgiano would otherwise have asserted under such Plan which was terminated in 1995.

     In conjunction with Mr. Burns' resignation as Chief Executive Officer, Chairman of the Board and as a director of the Company, the Company and Mr. Burns entered into a Separation and Confidentiality Agreement and Consulting Agreement, each effective April 30, 1996. Pursuant to the Separation and Confidentiality Agreement the Company paid Mr. Burns $100,000 as a bonus award for fiscal 1995 under the Company's Executive Bonus Plan and agreed to pay, among other things, $33,333 as a bonus award for his services as an executive in fiscal 1996 which shall be paid no later than June 1, 1997, to continue medical benefits or pay the cost of obtaining similar medical benefits until April 30, 1997, and to provide certain other benefits and payments which have totaled approximately $33,000. Under the Consulting Agreement, which has a one year term, the Company agreed to pay Mr. Burns $20,833 per month for the term of the Agreement.

     Each of Messrs. Doyle, Garrison, Goldberg, Lemmo and Webb have entered into employment agreements with the Company (the "Employment Agreements") that provide severance pay benefits, among other things, in certain events of termination of employment. Certain of these agreements generally provide for the payment of severance up to a maximum of one year's salary and up to a maximum of one year's continuation of medical and dental benefits. In certain of these agreements, in the event of a termination following a change of control, which is defined as the acquisition, including by merger or consolidation, or by the issuance by the Company of its securities, by one or more persons in one transaction or a series of related transactions, of more than fifty percent of the voting power represented by the outstanding stock of the Company, the employee would generally receive two years salary and the immediate vesting of all stock options.

     The Employment Agreements (executed between October 1996 and April 1997) provide annual salaries of said Executive Officers as follows: Doyle $220,000; Garrison $130,000; Goldberg $190,000; Lemmo $170,000 and Webb $250,000.

     Under the terms of his Employment Agreement with the Company, Mr. Webb is to be paid severance equal to his annual salary of $250,000, together with a continuance of medical and dental benefits (currently expected to total approximately $5,300) until June 8, 1998. He is also subject, under said Agreement, to a one year covenant not to compete.

     Pursuant to action by the Board, Mr. Bolgiano is paid a salary of $125,000. In addition, Mr. Bolgiano has entered a Severance Benefit Agreement with the Company having eighteen month terms beginning April 1996 which provide that if employment is terminated for any reason other than death, resignation, disability or for cause, the Company will continue to pay salary and related benefits as if he were still employed for the term of the Agreement. The Agreement also provides that employment will be deemed constructively terminated upon any significant adverse change in his authority resulting in a reduction of base salary or any required geographic relocation.

     During 1996, the Company utilized as a consultant Michael W. Burns, the son of William J. Burns, who was Chief Executive Officer and a member of the Board of Directors. He was paid $72,000 for such services and was reimbursed for certain traveling expenses.

STOCK OPTION GRANTS, EXERCISES AND HOLDINGS

     The following tables set forth certain information concerning stock options granted to and exercised by the Named Officers during fiscal 1996 and unexercised stock options held by them at the end of fiscal 1996.

                    OPTIONS/SARS GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS                                           POTENTIAL REALIZABLE
                                       --------------------------------------                                      VALUE AT
                                          NUMBER OF           % OF TOTAL                                    ASSUMED ANNUAL RATES OF
                                          SECURITIES         OPTIONS/SARS                                  STOCK PRICE APPRECIATION
                                          UNDERLYING          GRANTED TO                                      FOR OPTION TERM(1)
                                           OPTIONS/            EMPLOYEES        EXERCISE OR   EXPIRATION   -------------------------
                NAME                   SARS GRANTED(#)    IN LAST FISCAL YEAR   BASE PRICE       DATE         5%             10%
------------------------------------   ----------------   -------------------   -----------   ----------   --------       ----------
William J. Burns....................              0                  0            $    --      $     --    $      0       $        0
William A. Doyle....................         40,000                  5%           $  7.69      10/05/06    $193,448       $  490,235
Howard E. Goldberg..................         30,000                3.8%           $  7.69      10/05/06    $145,086       $  367,676
James W. Garrison...................         30,000                3.8%           $  7.69      10/05/06    $145,086       $  367,676
Mark Lemmo..........................         30,000                3.8%           $  7.69      10/05/06    $145,086       $  367,676
D. Ridgely Bolgiano.................         30,000                3.8%           $  7.69      10/05/06    $145,086       $  367,676
Gregory E. Webb.....................        100,000               12.8%           $  7.69      10/05/06    $483,620       $1,225,588
                                            100,000               12.8%           $  9.23      10/05/06    $569,155       $1,824,861
                                             50,000                6.3%           $ 11.53      10/05/06    $362,558       $  918,793

------------------
(1) Potential Realizable Value is reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock. The amounts reflected in this table may not necessarily be achieved.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                                          VALUE OF
                                                                                                         UNEXERCISED
                                                                             NUMBER OF SECURITIES        IN-THE-MONEY
                                                                                  UNDERLYING             OPTIONS/SARS
                                                                               OPTIONS/SARS AT            AT FY-END
                                             SHARES                               FY-END(#)                ($)(1)
                                           ACQUIRED ON       VALUE       ----------------------------    -----------
                  NAME                     EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE
----------------------------------------   -----------    -----------    -----------    -------------    -----------
Gregory E. Webb.........................           0        $     0              0         250,000        $       0
William J. Burns........................           0        $     0        298,500               0        $ 704,688
William A. Doyle........................           0        $     0        156,667          41,667        $ 178,750
Howard E. Goldberg......................           0        $     0        148,333          46,667        $  67,187
James W. Garrison.......................       9,500        $66,500         60,200          35,300        $  53,850
Mark Lemmo..............................      15,000        $73,125         55,990          25,000        $       0
D. Ridgely Bolgiano.....................           0        $     0         60,800               0           14,105


                  NAME                    UNEXERCISABLE
----------------------------------------  -------------
Gregory E. Webb.........................     $     0
William J. Burns........................     $     0
William A. Doyle........................     $22,918
Howard E. Goldberg......................     $13,438
James W. Garrison.......................     $26,525
Mark Lemmo..............................     $     0
D. Ridgely Bolgiano.....................     $     0

------------------
(1) The values of unexercised, in-the-money options are calculated by subtracting the exercise price from the fair market value of the shares of Common Stock underlying the options at December 31, 1996.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares for years 1992 through 1996 the yearly change in the cumulative total return to holders of the Company's Common Stock with the cumulative total return of the CRSP Index for AMEX Stock Market -- United States Companies (the "AMEX Index") and the industry group consisting of twenty-six AMEX listed, United States companies classified under the same first three digits as the Company's Standard Industry Classification, as compiled by the Center for Research in Security Prices, The University of Chicago, Graduate School of Business (the "Published Industry Group Index").


[In the printed version there is a line chart which depicts the plot points shown below:]

                                                12/31/91   12/31/92  12/31/93  12/31/94  12/31/95   12/31/96
                                                --------   --------  --------  --------  --------   --------
InterDigital Communications Corporation           100.0     157.4      89.4      125.5     245.9      198.0
AMEX Stock Market (US Companies)                  100.0     105.0     123.5      115.3     148.6      151.7
AMEX Stocks (SIC 3660-3669 US Companies)          100.0      94.6      81.0       85.9     153.5      117.6
Communications Equipment



     The above graph assumes that the value of the investment in InterDigital Communications Corporation, the AMEX Index companies and the Published Industry Group Index companies was $100 at the market close on December 31, 1992 (the last trading day in 1992), and that all dividends paid by companies included in the AMEX Index and the Published Industry Group Index were reinvested. During this period the Company has not declared or paid any dividends on its Common Stock.

                             SECURITY OWNERSHIP OF
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of December 31, 1996, by each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding Common Stock. This information is based solely upon such shareholder's Schedule 13G, dated February 12, 1997, as filed with the Securities and Exchange Commission.

                                                                              AMOUNT AND
                                                                               NATURE OF         PERCENT OF COMMON
                  NAME AND ADDRESS OF BENEFICIAL OWNER                       OWNERSHIP(1)        STOCK OUTSTANDING
                  ------------------------------------                       -------------       -----------------
Heartland Advisors, Inc..................................................      5,988,100                12.5%
790 North Milwaukee Street
Milwaukee, WI 53202

------------------
(1) The securities are owned by various individuals and institutional investors including Heartland Value Fund and Heartland Small Cap Contrarian Fund for which Heartland Advisors, Inc. serves as investment advisor with power to direct investments and with respect to 5,518,100 of such shares sole power to vote the securities.


                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of May 1, 1997, by each of the Company's directors, by each of the Named Officers, and by all executive officers and directors of the Company as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares listed.

                                                                                                 PERCENT OF COMMON
                                                                              AMOUNT AND         STOCK OUTSTANDING
                                                                               NATURE OF         (IF GREATER THAN
                        NAME OF BENEFICIAL OWNER                             OWNERSHIP (1)            1%) (2)
                  ------------------------------------                       -------------       -----------------
D. Ridgely Bolgiano......................................................        248,055                  --
William J. Burns.........................................................        505,905(3)              1.1%
Barney J. Cacioppo.......................................................        123,622(3)               --
Harry G. Campagna........................................................        230,725(3)               --
William A. Doyle.........................................................        173,225                  --
James W. Garrison........................................................         74,700                  --
Howard E. Goldberg.......................................................        169,584(3)               --
Mark Lemmo...............................................................         74,843                  --
Gregory E. Webb..........................................................         23,864                  --
All directors and officers as a group (10 persons).......................      1,148,618(3)              2.4%

------------------
(1) Includes the following number of shares of Common Stock which may be acquired by the persons and group identified in the table (or members of the immediate family or other persons or entities affiliated with such persons or members of such group), through the exercise of options or warrants which were exercisable as of May 1, 1997 or will become exercisable within 60 days of such date: Mr. Bolgiano, 178,050; Mr. Burns, 336,500; Mr. Cacioppo, 92,622; Mr. Campagna, 150,725; Mr. Doyle, 171,668; Mr. Garrison, 74,700; Mr.
    Goldberg, 166,667; Mr. Lemmo, 70,990; Mr. Webb 16,667; all directors and executive officers as a group, 952,089.

(2) Based upon 48,161,351 shares of Common Stock issued and outstanding at May 1, 1997.

(3) Investment and voting power with respect to certain of such shares may be shared with members of the immediate family or other persons or entities affiliated with the listed person or members of the listed group.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     During 1996 the following directors served on the Compensation and Stock Option Committee of the Board: Mr. Sims, now deceased, and Mr. Campagna. Neither of the aforementioned Committee members was an officer or employee of the Company or any of its subsidiaries during 1996, or was formerly an officer of the Company or any of its subsidiaries.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 2)

     The Board of Directors of the Company has appointed Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company for the year ending December 31, 1997. Arthur Andersen LLP has served as accountants for the Company since 1982. Representatives of Arthur Andersen LLP will be present at the meeting to make a statement if they desire to do so and to respond to appropriate questions.

     To be ratified, the appointment must be approved by a majority of the votes cast by all holders of the Common Stock present, in person or by proxy, and entitled to vote at the meeting.

     Although the submission of the appointment of Arthur Andersen LLP is not required by law or the By-Laws of the Company, the Board is submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the Board will not be bound to seek other independent accountants for 1997, but the selection of other independent accountants will be considered in future years.

     THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the next annual meeting of shareholders must be received by the Company by January 20, 1998 in order to be considered for inclusion in the Company's proxy material for such meeting.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Company does not intend to present and has not been informed that any other person intends to present any appropriate business not specified in this Proxy Statement for action at the Meeting. However, if other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy, or their substitutes, to vote the proxy in accordance with their judgment in such matters.

     THE COMPANY HAS PROVIDED TO EACH PERSON SOLICITED, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS AMENDED, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, BUT EXCLUDING EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996. REQUESTS FOR EXHIBITS, FOR WHICH THE COMPANY WILL IMPOSE A CHARGE, SHOULD BE DIRECTED IN WRITING TO HOWARD E. GOLDBERG, SECRETARY, INTERDIGITAL COMMUNICATIONS CORPORATION, 781 THIRD AVENUE, KING OF PRUSSIA, PENNSYLVANIA 19406-1409.

                                          By Order of the Board of Directors

                                          /s/ Howard E. Goldberg
                                          ------------------------------
                                          Howard E. Goldberg, Secretary

King of Prussia, Pennsylvania
May 20, 1997

                    INTERDIGITAL COMMUNICATIONS CORPORATION

              Proxy Solicited On Behalf Of The Board of Directors

     The undersigned, revoking all previous proxies, hereby appoints Harry G. Campagna and Howard E. Goldberg, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated on the reverse side of this proxy card and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Company to be held on June 20, 1997, and at any adjournment or postponement thereof.

Please date and sign your Proxy on the reverse side and return it promptly.

1.   Election of Directors:

     _____ For the nominees  _____ Withhold Authority to vote for the
           listed below            nominees listed below

     Nominees: For a three-year term expiring at the year 2000 Annual Meeting:
               D. Ridgely Bolgiano and William A. Doyle

[Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.]

        _______________________________________________________________

2. Ratification of Arthur Andersen LLP as independent accountants for the year ending December 31, 1997:

          _____ For            _____ Against            _____ Abstain

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE AND "FOR" RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Date: ____________, 1997

                                     _________________________________________
                                     Signature of Shareholder

                                     _________________________________________
                                     Signature of Shareholder

                                     NOTE: PLEASE SIGN THIS PROXY EXACTLY AS
                                     NAME(S) APPEAR ON YOUR STOCK CERTIFICATE.
                                     WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR,
                                     ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                     ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A
                                     CORPORATION, PLEASE SIGN WITH FULL
                                     CORPORATE NAME BY A DULY AUTHORIZED OFFICER
                                     OF OFFICERS AND AFFIX THE CORPORATE SEAL.
                                     WHERE STOCK IS ISSUED IN THE NAME OF TWO
                                     (2) OR MORE PERSONS, ALL SUCH PERSONS
                                     SHOULD SIGN.